EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE EASTERN COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

•	Q4 2025 net sales of $57.5 million; net income of $1.2 million; EPS of $0.19
•	Q4 2025 adjusted net income of $1.9 million; Adjusted EPS of $0.31
•	FY 2025 net sales of $249.0 million; net income of $6.0 million; EPS of $0.98
•	FY 2025 adjusted net income of $8.4 million; Adjusted EPS of $1.37
•	Balance Sheet Strengthened with New $100 Million Credit Facility

SHELTON, CT – March 3, 2026 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced its results of operations for the fourth fiscal quarter and full year ended January 3, 2026.

“2025 was a year defined by market headwinds we could not control and operational actions we could,” stated Ryan Schroeder, President and CEO. “Our primary end-markets – heavy-duty truck and automotive – remained under pressure throughout the year, resulting in our financial performance for both the fourth quarter and full year falling far short of expectations. What we could control, however, we did. Among other things, we restructured our cost base, generating $4 million in annualized savings, and mitigated the impact of approximately $10 million in tariffs through increased pricing and cost reductions. The result was a year that remained profitable despite significant volume declines. Fourth quarter gross margin decreased by only 20 basis points despite a decline of over 13% in sales, and we finished the year with net income of $6.0. million and adjusted EBITDA of $19.4 million, which we believe demonstrates the effectiveness of our restructuring actions and the resilience of our operating model.

“The decisive actions we took over the course of 2025 – the restructuring initiatives, footprint optimization, cost-alignment measures, and improved accountability – were investments in Eastern’s future earnings power. Equally important, we remained disciplined stewards of capital throughout the year by reducing outstanding debt by $8.7 million, returning $2.7 million to shareholders through dividends, and repurchasing $3.7 million of common stock,” continued Mr. Schroeder. “Above all, we maintained a strong customer focus as our teams invested in product development and innovation to address evolving customer needs, expanded relationships across a broader customer base, and pursued opportunities in new end markets to capture emerging growth.

“We are confident that the restructuring and operational changes implemented in 2025 establish a solid foundation for Eastern’s next chapter, which is firmly focused on pursuing disciplined growth. Looking ahead, the Company’s strategy is centered on:

•	Operational excellence and entrepreneurial spirit

•	Customer intimacy and new product introductions

•	Disciplined capital deployment

•	Leadership accountability

Mr. Schroeder concluded, “We enter 2026 with a leaner cost structure and a new $100 million credit facility providing increased financial flexibility and additional capital to support growth – both organically and through acquisitions. We are seeing early signs of stabilization in the heavy-duty truck market along with increased activity around new automotive model launches. As truck demand recovers and our customers ramp up new programs to replace our country’s aging Class 8 fleet, we believe Eastern is well positioned to translate improving market conditions into meaningfully stronger financial results.”

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

1

Fourth Quarter and Full Year 2025 Financial Results

The following analysis excludes discontinued operations.

Net sales in the fourth quarter of 2025 decreased 13.7% to $57.5 million from $66.7 million in the fourth quarter of 2024. Net sales for fiscal year 2025 decreased 9% to $249.0 million from $272.8 million in 2024. In both periods, sales decreases were primarily due to lower shipments of returnable transport packaging products and truck mirror assemblies. Our backlog as of January 3, 2026 decreased 10.5% to $81.1 million from $89.1 million on December 28, 2024, primarily due to decreased orders for returnable transport packaging products.

Gross margin as a percentage of net sales was 22.8% for the fourth quarter of 2025 and 22.9% for the full year of 2025 compared to 23.0% for the fourth quarter of 2024 and 24.7% for the full year of 2024. The decrease primarily reflects the impact of higher material costs on lower sales volumes.

Selling and administrative expenses in the fourth quarter of 2025 decreased 10.5% compared to the fourth quarter of 2024. As a percentage of net sales, selling and administrative expenses were 17.4% for the fourth quarter of 2025 compared to 16.8% for the corresponding period in 2024. The decrease was primarily the result of decreased commissions, legal fees and personnel-related costs. Selling and administrative expenses for the full year of 2025 were essentially flat relative to 2024; however, in 2025, selling and administrative expenses included $2.5 million of restructuring charges.

Net income for the fourth quarter of 2025 was $1.2 million, or $0.19 per diluted share, from $1.6 million, or $0.26 per diluted share, for the same period in 2024. Net income for 2025 decreased 57% to $6.0 million, or $0.98 per diluted share, from $13.2 million, or $2.13 per diluted share, in 2024.

Adjusted net income from continuing operations (a non-GAAP measure) for the fourth quarter of fiscal 2025 was $1.9 million, or $0.31 per diluted share, compared to adjusted net income from continuing operations of $2.6 million, or $0.42 per diluted share, for the comparable period in 2024. For the twelve months ended January 3. 2026, adjusted net income from continuing operations was $8.4 million, or $1.37 per diluted share, compared to $14.2 million, or $2.29 per diluted share, for the comparable 2024 period.

Adjusted EBITDA from continuing operations (a non-GAAP measure) for the fourth quarter of fiscal 2025 was $4.6 million compared to Adjusted EBITDA from continuing operations of $5.8 million for the comparable 2024 period.  For the twelve months ended January 3, 2026, adjusted EBITDA from continuing operations was $19.4 million compared to $26.3 million for the comparable period in 2024. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

During the fourth quarter of fiscal 2025, the Company repurchased 35,701 shares of common stock under its share repurchase program authorized in April 2025, and repurchased 153,663 shares in fiscal 2025 (constituting approximately 2.5% of our outstanding shares of common stock).

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the fourth quarter and full year of 2025 and related matters on Wednesday, March 4, 2026 at 9:00AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 183748. Participants can also join via the web at  https://www.webcaster5.com/Webcast/Page/1757/53645.

About The Eastern Company

The Eastern Company manages businesses that design, manufacture and sell engineered solutions for industrial markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

2

Safe Harbor for Forward-Looking Statements

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

•

risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on our cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;

•	the impact of tariffs, trade sanctions or political instability on the availability or cost of raw materials;
•

the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;

•	delays in delivery of our products to our customers;
•

the impact of global economic conditions and interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and the impact of market conditions on pension plan funded status;

•	restrictions on operating flexibility imposed by the agreement governing our credit facility;
•	the inability to achieve the savings expected from global sourcing of materials;
•	lower-cost competition;
•	our ability to design, introduce and sell new or updated products and related components;
•	market acceptance of our products;
•	the inability to attain expected benefits from acquisitions or dispositions or the inability to effectively integrate acquired businesses and achieve expected synergies;
•	costs and liabilities associated with environmental compliance;
•

the impact of climate change, natural disasters, geopolitical events, and public health crises, including pandemics and epidemics, and any related Company or government policies or actions, including any potential adverse economic impacts resulting from a U.S. federal government shutdown;

•

military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;

•	failure to protect our intellectual property;
•	cyberattacks, data breaches or interruptions or failures of our information technology systems; and
•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

The Company is also subject to other risks identified and discussed in Part I, Item 1A, Risk Factors, and in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the 2025 Form 10-K which was filed with the Securities and Exchange Commission on March 3, 2026, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted, and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

3

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the condensed consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Net Income, Adjusted Earnings Per Share from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income, diluted earnings per share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Net Income is defined as net income excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. Adjusted Net Income is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. We believe that Adjusted Earnings Per Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations.  Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

4

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. This measure also excludes credit agreement refinancing expenses because we do not believe these expenses are reflective of our ongoing operations. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Ryan Schroeder or Nicholas Vlahos

203-729-2255

5

THE EASTERN COMPANY
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended
	January 3,	December 28,
	2026	2024
Net sales	$248,970,345	$272,751,967
Cost of products sold	(192,011,802)	(205,484,807)
Gross margin	56,958,543	67,267,160

Product development expense	(4,064,474)	(4,888,496)
Selling and administrative expenses	(42,220,760)	(42,229,660)
Operating profit	10,673,309	20,149,004

Interest expense	(2,684,603)	(2,721,318)
Other expense	(499,257)	(353,366)
Income from continuing operations before income taxes	7,489,449	17,074,320

Income taxes	(1,522,345)	(3,858,796)
Net income from continuing operations	$5,967,104	$13,215,524

Discontinued Operations
Loss from operations of discontinued units	$(520,006)	$(2,821,898)
Gain (loss) on classification as held for sale	2,016,696	(23,087,775)
Income tax (expense) benefit	(331,009)	4,164,932
Net income (loss) on discontinued operations	$1,165,681	$(21,744,741)

Net income (loss)	$7,132,785	$(8,529,217)

Earnings per share from continuing operations:
Basic	$0.98	$2.13

Diluted	$0.98	$2.13

Earnings (loss) per share from discontinued operations:
Basic	$0.19	$(3.50)

Diluted	$0.19	$(3.50)

Total earnings (loss) per share:
Basic	$1.17	$(1.37)

Diluted	$1.17	$(1.37)

Cash dividends per share:	$0.44	$0.44

6

THE EASTERN COMPANY

CONSOLIDATED BALANCE SHEETS

	January 3,	December 28,
	2026	2024
ASSETS
Current Assets
Cash and cash equivalents	$7,412,019	$14,010,388
Marketable Securities	-	2,051,301
Accounts receivable, less allowances: 2025-$633,891; 2024-$530,560	30,128,669	35,515,632
Inventories:
Raw materials and component parts	21,526,667	21,070,522
Work in process	7,135,539	7,120,460
Finished goods	27,681,550	27,018,616
	56,343,756	55,209,598

Current portion of note receivable	33,844	286,287
Prepaid expenses and other assets	5,349,486	3,477,717
Current assets held for sale	-	5,071,828
Total Current Assets	99,267,774	115,622,751

Property, Plant and Equipment
Land	664,344	579,344
Buildings	9,786,364	7,293,565
Machinery and equipment	49,712,848	48,447,779
Accumulated depreciation	(33,246,213)	(28,810,628)
Property, Plant and Equipment, net	26,917,343	27,510,060

Other Assets
Goodwill	58,631,336	58,509,384
Trademarks	5,082,767	3,946,455
Patents, technology and other intangibles net of accumulated amortization	5,269,204	8,765,612
Long term note receivable, less current portion	-	162,102
Deferred income taxes	5,528,496	6,611,518
Right of use assets	15,979,696	14,180,865
Total Other Assets	90,491,499	92,175,936

TOTAL ASSETS	$216,676,616	$235,308,747

7

THE EASTERN COMPANY
CONSOLIDATED BALANCE SHEETS
	January 3,	December 28,
	2026	2024
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$16,426,259	$19,650,970
Accrued compensation	4,203,720	5,478,581
Other accrued expenses	2,349,400	9,577,019
Current portion of operating lease liability	3,729,769	3,072,668
Current portion of financing lease liability	908,332	761,669
Current portion of long-term debt	-	3,603,935
Other current liabilities	-	505,376
Current liabilities held for sale	-	2,144,573
Total Current Liabilities	27,617,480	44,794,791

Other long-term liabilities	464,902	546,395
Operating lease liability, less current portion	12,235,188	11,108,197
Financing lease liability, less current portion	3,080,446	3,052,073
Long-term debt, less current portion	33,902,353	38,640,576
Accrued postretirement benefits	332,165	410,476
Accrued pension cost	14,398,753	16,064,840
Long-term liabilities held for sale	-	-
Total Liabilities	92,031,287	114,617,348

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares
Issued: 9,179,288 shares in 2025 and 9,146,996 shares in 2024
Outstanding: 6,041,767 shares in 2025 and 6,163,138 shares in 2024	36,337,100	35,443,009
Treasury Stock: 3,137,521 shares in 2025 and 2,983,858 shares in 2024	(30,067,777)	(26,338,309)
Retained earnings	137,997,382	133,545,670
Accumulated other comprehensive loss:
Foreign currency translation	(1,437,363)	(2,276,590)
Unrealized gain (loss) on foreign currency swap, net of tax	570,097	(505,376)
Unrecognized net pension and postretirement benefit costs, net of tax	(18,754,110)	(19,177,005)
Accumulated other comprehensive loss	(19,621,376)	(21,958,971)
Total Shareholders’ Equity	124,645,329	120,691,399
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$216,676,616	$235,308,747

8

THE EASTERN COMPANY
Consolidated Statements of Cash Flows

	Year Ended
	January 3, 2026	December 28, 2024
Operating Activities
Net income (loss)	$7,132,785	$(8,529,217)
Less: Gain (loss) from discontinued operations	1,165,681	(21,744,741)
Net income from continuing operations	$5,967,104	$13,215,524
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	6,586,040	5,888,050
Reduction in carrying amount of ROU assets	(2,900,200)	(2,883,273)
Unrecognized pension and postretirement benefits	(1,197,126)	(1,613,436)
Loss on refinancing of credit agreement	526,602	-
Loss on sale of equipment and other assets	365,257	162,918
Provision for doubtful accounts	95,767	2,430
Stock compensation expense	894,091	1,492,150
Deferred taxes	1,080,040	(4,700,137)
Changes in operating assets and liabilities:
Accounts receivable	7,858,798	(1,322,130)
Inventories	(268,522)	3,126,444
Prepaid expenses and other	(466,822)	1,790,094
Other assets	(209,825)	(236,304)
Accounts payable	(4,500,112)	(4,000,280)
Accrued compensation	(1,094,203)	244,229
Change in operating lease liability	2,900,200	2,883,289
Other accrued expenses	(6,771,706)	5,336,482
Net cash provided by operating activities	8,865.383	19,386,050

Investing Activities
Marketable securities	2,222,059	(956,728)
Business acquisition	(421,039)	-
Payments received from notes receivable	14,545	499,811
Proceeds from sale of business	1,593,646
Proceeds from sale of building and equipment	51,727	2,278,540
Purchases of property, plant and equipment	(3,969,860)	(9,709,673)
Net cash used in investing activities	(508,922)	(7,888,050)

Financing Activities
Proceeds from short term borrowings (revolver)	-	3,000,000
Principal payments on short-term borrowings (revolver)	-	(1,750,000)
Financing fees paid	(299,521)	-
Proceeds from new long-term debt refinancing	36,015,894	-
Principal payments on long-term debt	(44,750,000)	(3,087,289)
Financing leases, net	(853,224)	2,801,516
Purchase common stock for treasury	(3,729,468)	(3,057,841)
Dividends paid	(2,681,073)	(2,730,281)
Net cash used in financing activities	(16,297,392)	(4,823,895)

Discontinued Operations
Cash provided by operating activities	-	1,165,057
Cash used in investing activities	-	(583,242)
Cash provided by discontinued operations	-	581,815

Effect of exchange rate changes on cash	509,421	(711,844)
Net change in cash and cash equivalents	(7,431,511)	6,544,076

Cash and cash equivalents at beginning of year	14,843,529	8,299,453
Cash and cash equivalents at end of year¹	$7,412,019	$14,843,529

Supplemental disclosure of cash flow information:
Interest	$2,890,146	$3,224,798
Income taxes	1,924,358	5,166,195

Non-cash investing and financing activities
Right of use asset	1,652,686	2,883,273
Lease liability	1,491,392	36,569

¹ includes cash from assets held for sale of $0.8 million as of December 28, 2024

9

Reconciliation of Non-GAAP Measures

Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations Calculation

For the Three and Twelve Months ended January 3, 2026 and December 28, 2024

($000's)

	Three Months Ended				Twelve Months Ended
	January 3, 2026		December 28, 2024		January 3, 2026		December 28, 2024

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$1,185		$1,597		$5,967		$13,216

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):
Basic	0.19		0.26		0.98		2.13
Diluted	0.19		0.26		0.98		2.13

Adjustments:
Severance and accrued compensation			1,368	a			1,368	a
Personnel and facilities restructuring	350	b			2,523	b
Credit Agreement refinancing	527	c			527	c
Non-GAAP tax impact of adjustments (1)	(181)		(342)		(628)		(342)
Total adjustments	696		1,026		2,421		1,026

Adjusted net income from continuing operations (non-GAAP)	$1,881		$2,623		$8,388		$14,242

Adjusted earnings per share from continuing operations (non-GAAP):
Basic	$0.31		$0.42		$1.37		$2.29
Diluted	$0.31		$0.42		$1.37		$2.29

(1)	Estimate of the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes

a)	Expenses associated with accrued compensation and severance related to the elimination of the former Chief Operating Officer position and the departure of two former Chief Executive Officers

b)	Expenses associated with severance and facilities related costs.

c)	Writeoff of fees associated with former credit agreement.

10

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA from Continuing Operations Calculation

For the Three and Twelve Months ended January 3, 2026 and December 28, 2024

($000's)

	Three Months Ended				Twelve Months Ended
	January 3, 2026		December 28, 2024		January 3, 2026		December 28, 2024

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$1,185		$1,597		$5,967		$13,216

Interest expense	665		672		2,685		2,721
Provision for income taxes	100		466		1,522		3,859
Depreciation and amortization	1,736		1,622		6,586		5,888
Severance and accrued compensation	-		1,368	a	-		1,368	a
Personnel and facilities restructuring	350	c	-		2,522	c	-
Credit Agreement refinancing	527	d			527	d
Adjusted EBITDA from continuing operations	$4,563		$5,725		$19,809		$27,052

Net income (loss) as reported per generally accepted accounting principles (GAAP)	$1,170		$1,313		$7,133		$(8,529)

Interest expense	665		840		2,832		3,401
Provision for income taxes	115		679		1,853		(474)
Depreciation and amortization	1,736		1,622		6,586		7,440
Severance and accrued compensation			1,368	a			1,368	a
Personnel and facilities restructuring	350	c			2,522	c
Credit Agreement refinancing	527	d			527	d
Loss on classification as held for sale	-		-		(2,017	)b	23,088	b
Adjusted EBITDA	$4,563		$5,822		$19,436		$26,294

a)	Expenses associated with accrued compensation and severance related to the elimination of the former Chief Operating Officer position and the departure of two former Chief Executive Officers

b)	Impact of classifying Big 3 Mold business as held for sale

c)	Expenses associated with severance and facilities related costs

d)	Writeoff of fees associated with former credit agreement.

11